                                                                   EXHIBIT 10.28


                                  REAL ESTATE LEASE

     THIS LEASE is made as of the 5th day of February, 1997 between BASCOM CORP., a Delaware corporation, having a business at 495 River Street, Paterson, New Jersey ("Landlord"), and Sel-Leb Marketing, Inc., 1435-51 St., North Bergen NJ 07047 ("Tenant").

     1. PREMISES. Landlord leases to Tenant and Tenant leases from Landlord, subject to the covenants, terms and conditions of this Lease, 50,570 square feet of warehouse and office space in the building ( the "building") located at 495 River Street, Paterson, New Jersey, and more particularly described and identified on Exhibit A attached to and made a part of this Lease (the"Premises") along with a license to use in common with Landlord non-exclusive parking for employee and customer parking and the use of the common walkways, drives and roads located on the real property of Landlord on which the Premises is located. The real property, the building and other improvements located thereon are hereinafter referred to collectively as the "Property". See addendum # 1.

     2. TERM AND RENTAL. The initial Lease term shall be sixty (60) months commencing April 1, 1997 and terminating March 31, 2002 unless otherwise indicated, the "Lease term" refers to the initial term of this Lease, as extended or renewed. Tenant shall pay to Landlord throughout the initial Lease term a fixed annual base rental of ( see Rent Schedule ), per year payable in
equal monthly installments per month.   The first monthly rental payment is
payable upon execution of this Lease, and each subsequent monthly rental payment is payable in advance on the first day of each calendar month during the Lease term without demand and without any abatement, counterclaim, deduction or setoff whatsoever except as provided herein. Any sums payable hereunder other than annual base rental shall be deemed entitle landlord to same remedies as default in base rent. Rental for any partial calendar month at the beginning or end of the Lease term shall be prorated on a per diem basis. If the rent check is not received by the 15 day of the month a late payment of $200.00 will be charged.

     3. UTILITIES. Tenant will pay for the use of all public utility services rendered or furnished to the building during the Lease term. Landlord represents that the Premises is served by all public utility services necessary to operate the utility system upon the Premises, including electricity, water, sewer, natural gas and telephone.

     4. REPAIRS AND MAINTENANCE. Throughout the Lease term, Tenant will at its expenses (I) keep the Premises reasonably neat and clean, (ii) repair any damage to the Premises to the extent causes by the willful or negligent acts of Tenant, its employees, agents or contractors (except repairs or replacements resulting from fire or other casualty insurable under a standard form all risk property perils insurance policy) , and (iii) make such ordinary repairs and replacements as may be required to keep the Premises in substantially the same condition as the commencement of the Lease term (except repairs or replacements resulting from ordinary wear and tear, from fire or other casualty insurable under a standard form all risk property perils insurance policy, or from the willful or negligent, acts of Landlord, its employees, agents or contractors). Except for those repairs and replacements required to be made by Tenant pursuant to this Paragraph 4, Landlord will at its expense promptly make all structural and roof repairs. Landlord warrants roof is sound and free of leaks. All mechanical systems including plumbing and overhead doors are in good working order.


     5. TAXES AND ASSESSMENTS. Landlord will pay when due all real estate taxes and assessments, both general and special, which may be levied or assessed with respect to the Building and the land upon which it stands during the Lease term and which are not being contested in good faith. Upon receipt or Landlord's invoice attaching a copy or the paid tax bill and other appropriate supporting documentation, Tenant will reimburse Landlord for Tenant's Proportionate Share (as hereinafter defined) of any increases in such taxes and assessments paid by Landlord over the amount of such taxes and assessments during calendar year 1997. Landlord agrees to absorb any increase in real estate taxes during first two (2) years of lease.

     6.  Omitted.

     7. ALTERATIONS AND IMPROVEMENTS BY TENANT. Tenant may at its expense make non-structural alterations and improvements to the Premises, provided that Tenant first obtains Landlord's written consent (which may not be unreasonably withheld or delayed). All alterations and improvements made by either party (i) shall not render the Premises unsafe or damage or diminish the structural value or strength of the Premises, and (ii) shall be made in a good workmanlike manner and in accordance with all applicable laws, ordinances, codes and directives of properly constituted governmental authorities. Tenant may at its option remove within 10 days before the end of the Lease term any non-structural alteration or improvement made by Tenant, so long as Tenant repairs any damage caused by the removal. Any alteration or improvement not Go removed by Tenant will be deemed abandoned and become the property or Landlord. Tenant shall not make structural alterations or improvements without Landlord's prior written consent which may be withheld in Landlord's sole discretion.

     8.  Omitted.

     9.  FIRE INSURANCE.   Tenant will maintain such fire and other property
perils insurance as Landlord reasonably deems appropriate to protect its interest in the Property. Landlord waives all claims for loss or damage to the Property (and all related additions, alterations and improvements), to Landlord's property located at, on or about the Premises and to Landlord's property adjoining the Premises, caused by Tenant, its employees, agents, successors and assigns, and arising out of any event or risk insurable under a standard form all risk property perils insurance policy, regardless of whether Landlord has maintained such a policy or the limits of that policy. If Tenant's insurance policy so requires, Landlord shall obtain the proper endorsement to reflect the foregoing waiver of subrogation and deliver evidence of the waiver to Tenant promptly after commencement of the Lease term. Tenant waives subrogation so that with respect to any loss which is covered by a standard form all risk property perils insurance policy. Tenant waives all claims for loss or damage to the property occurring thereunder.

     10. LIABILITY INSURANCE. Tenant will at its expense maintain in effect during the Lease term commercial general liability Insurance with a combined single limit of $2,000,000 per occurrence with respect to bodily injury and property damage resulting from or occurring in connection with Tenant's use and occupancy of the Premises and such other insurance coverages as Landlord deems commercially reasonable provided it Is practicable for Tenant to maintain such other Insurance coverages. A certificate of insurance will be delivered to Landlord upon execution of this Lease, and will provide for at least twenty (20) days' prior notification to both Landlord and Tenant of any proposed cancellation or significant modification of such insurance. Tenant shall name Landlord as an additional insured on the commercial general liability insurance required pursuant to this Paragraph 10.

     11. INDEMNIFICATION.

         (a) BY TENANT. Tenant will defend, indemnify and hold harmless Landlord, its employees and agents, from and against all losses, claims, damages, fines, and expenses (including without limitation reasonable legal fees) resulting from (i) any accident or other occurrence on or about the Premises caused by the negligence of Tenant, its employees, agents or contractors,* and resulting in injury or death to any person or damage to any property (other than damage to Landlord's property of the type insurable under a standard form all risk property perils insurance policy), except when such injury, damage or death is also due to the negligence of, or results from a breach of this Lease by, Landlord, its employees, agents or contractors,* and/or
(ii) any environmental remediation required by applicable laws, regulations


------------------
*   Invitees.

or directives of properly constituted governmental authorities as a sole result of Tenant's use of the Premises.

     12. ASSIGNMENT AND SUBLEASE. Tenant may assign this Lease or sublease all or part of the Premises to (i) any subsidiary or Sel-Leb Marketing Inc., without Landlord's consent, and (ii) any third party with Landlord's prior written consent which shall not be unreasonably withheld or delayed. Sale of the majority of Tenant's stock in one or more transactions shall be deemed an assignment for the purposes of this Paragraph 12. Any such assignment or subletting shall not release Tenant from liability hereunder and Tenant shall promptly pay the Landlord (i) 100% of any consideration received in connection with any assignment of this Lease and (ii) 100% of any base rental, additional rent or other consideration payable under a sublease to Tenant which is in excess of the base rental and additional rent payable hereunder during the term of the sublease In respect of the subleased premises (at the rate per square foot payable by Tenant hereunder) Landlord acknowledges and agrees that notwithstanding any other provision of this Lease to the contrary, Tenant may at any time assign its rights hereunder as collateral to any lender of Tenant or Tenant's parent. In the event that Landlord exercises its option under this provision, Landlord agrees to release Tenant from its obligations under this lease.

     13. DAMAGE AND DESTRUCTION.   Regardless of any allegation of negligence,
if all or part of the Premises is so damaged or destroyed by the elements or other cause as to render the Premises unsuitable for Tenant's purposes and If the Premises cannot be or is not restored to Its former condition within one hundred fifty (150) days after such damage or destruction occurs, then Tenant may at its option declare this Lease terminated, in which case Tenant shall promptly surrender the Premises to Landlord. If the Premises call be restored to its former condition within one hundred fifty (150) days after such damage or destruction occurs, or within such longer period as is mutually agreeable to both parties, then Landlord shall up to the amount of insurance proceeds received, restore tile Premises to its former condition as soon as possible. In any event, rent and other charges payable under this Lease shall be proportionately reduced during any period in which Tenant is unable to use any part of the Premises as a result of any damage or destruction to the Premises. Landlord has no obligation to restore if over 40% of the Premises are damaged or if the damage occurs in the last year of the Lease term.

     14. CONDUCT OF BUSINESS AND USE OF PREMISES. Tenant shall use the Premises only for a warehouse with incidental office space for storage and will conduct its business on the Premises in accordance with all laws and ordinances applicable to that business and Tenant will obtain any permits, licenses and certificates in connection therewith. Tenant shall not paint, maintain or repair motor vehicles at the premises. Tenant may do assembly, packaging and light manufacturing.

     15. QUIET ENJOYMENT. Landlord warrants and covenants that it is the fee simple owner of the Premises that it has a good right to execute this Lease, and that 1L Tenant performs in accordance with the terms and conditions of this Lease, Tenant shall have the peaceable possession and quiet enjoyment of the Premises throughout the Lease term, without any interference or restriction by Landlord or any other person. Landlord represents that there is currently ingress and egress to the Premises from one or more public roads.

     16. TENANT'S DEFAULT. Tenant will be in "Default" if (i) Tenant falls to pay rent when due and the failure is not cured within 10 days; (ii) Tenant falls to perform any other material covenant or condition contained in this Lease within 30 days after Tenant receives written notice of the failure from Landlord (unless the failure cannot reasonably be cured within such period, in which case Tenant will be in Default if it fails to commence its cure within such period and/or fails to diligently pursue its cure to completion); and/or
(iii) Tenant is adjudicated a bankrupt in a proceeding against it or a receiver for Tenant or for all or a substantial part of its property is appointed, or a court order is entered approving a petition seeking reorganization or an arrangement under the Bankruptcy Code, and any such adjudication, appointment or order is not vacated, set aside or otherwise terminated or stayed within 60 days from the date of its entry. If Tenant is in Default and while that Default is continuing, Landlord may at its option (1) terminate this Lease by notice to Tenant, recover possession of the Premises, and recover from Tenant the difference, if any, between the rent owed by Tenant for the remaining portion of the Lease term and the fair rental value of the Premises for such period, discounted to present value at the rate of 7% per annum; or (2) without terminating this Lease, recover possession of the Premises and relet the Premises or any part of the Premises, as the agent of Tenant, and Tenant shall pay Landlord as it becomes due the difference, if any, between the rent owed by Tenant for the remaining portion of the Lease term and the amount received or to be received under such reletting for such period. Landlord may also recover all reasonable and necessary costs and expenses it incurs in connection with Tenant's Default and the enforcement of its remedies under this Lease, including without limitation reasonable legal fees, alterations, remodeling or redecorating for new tenants. Landlord shall use reasonable good faith efforts to mitigate its damages as a result of Tenant's Default. Any amount required to be paid by Tenant pursuant to this Lease in addition to base rent shall be deemed additional rent and nay at Landlord's option be added to any subsequent installment of the base rent due under this Lease.

     17. LANDLORD'S DEFAULT. Landlord will be in "Default" if Landlord fails to observe or perform any material term or covenant in this Lease and does not cure the failure within 30 days after receipt of notice of the failure from Tenant (unless the failure cannot reasonably be cured within such period, in which case Landlord will be in Default if it fails to commence its cure within such period and/or fails to diligently pursue its cure to completion). If Landlord is in Default and while that Default is continuing, Tenant may cure the Default at Landlord's expense, in which case Landlord shall promptly reimburse Tenant for all reasonable and necessary costs and expenses incurred by Tenant in effecting its cure. Upon written request of Landlord, Tenant shall provide Landlord with reasonable documentation of the costs and expenses incurred by Tenant in effecting its cure. Tenant may also recover all reasonable and necessary costs and expenses it incurs in connection with Landlord's Default and the enforcement of its remedies under this Lease, including without limitation reasonable legal fees. Tenant shall use reasonable good faith efforts to mitigate its damages as a result of Landlord's Default If Landlord fails to reimburse Tenant promptly for any amounts due~Tenant under or pursuant to this Lease, Tenant may at its option in addition to any other right or remedy Tenant may have, deduct such amounts from subsequent installments of rent and/or other amounts which from time to time become due to Landlord.

     18. CONDEMNATION. If the whole of the Premises is condemned for any public use or purpose by any legally constituted authority (or is sold to such authority in lieu of condemnation), this Lease shall cease from the date of such taking or sale and rental shall be accounted for between Landlord and Tenant as of the date of the surrender of possession. If any property contiguous to the Premises or any portion of the Premises is so condemned or sold and the loss of the property so taken or sold, in Tenant's reasonable opinion, makes the Premises unsuitable for Tenant's use, Tenant may at its option within fifteen
(15) days after receipt of notice by Tenant of such taking terminate this Lease effective as of the date of such taking or sale and the rental shall be similarly accounted for. If a portion of the Premises is so taken or sold and Tenant does not so elect to terminate this Lease, then from and after the date of taking or sale, the rental shall be proportionately reduced to reflect the portion of the Premises so taken or sold, and Landlord shall forthwith restore the remaining portion of the Premises to a complete architectural unit, provided that the award or sale proceeds received by Landlord ar sufficient for such restoration. No condemnation or condemnation award shall prejudice the rights of either Landlord or Tenant to recover compensation from the condemnation but, unless the condemnation award specifically allows or clearly implies that a portion of the award be allocated to Tenant for trade fixtures, alterations, additions and improvements made at Tenant's expense, moving expense or other consequential damages, Tenant shall have no right of recovery against Landlord for any portion of the condemnation award.

     19. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the Lease term, at Landlord's sole discretion its continued possession shall be as a month-to-month tenant. During such month-to-month tenancy, rent shall be payable at 150% of the rate as that in effect during the last month of the immediately preceding term, and the terms and provisions of this Lease shall apply.

     20. Omitted

     21. SURRENDER OF PREMISES. At the expiration or earlier termination of the Lease term, Tenant will peaceably and quietly leave and surrender possession of the Premises to Landlord in the condition it was required to maintain the Premises throughout the Lease term.** Tenant shall proceed prior to termination or expiration of this Lease to remove from the Premises all personal property, equipment, furnishings and trade fixtures placed by it on, to or in the Premises, whether nailed, bolted, or otherwise affixed. Any damage caused by such removal shall be promptly repaired by Tenant at its expense.

     22. Omitted

     23. A Security Deposit equal to Two (2) Months rent is required payable in the following manner:

         One (1) Month Rent payable at signing of this lease.

         The second month is payable in six(6) installments starting with the second month of the lease term through the seventh month of the lease term. This amount is to be added to the regular rent due for each of the above mentioned months.

     24. NOTICES. Any notice or other communication required to be given either party (i) shall be in writing and delivered by courier, transmitted by telecopier or mailed by registered or certified mail, return receipt requested, postage prepaid, (ii) shall be effective on the date of actual receipt, and
(iii) shall be sent to the parties at the following addresses or at such other addresses as either party may from time to time notify the other:



----------------------
**  Normal wear and tear accepted.

AS TO LANDLORD:                            AS TO TENANT:
BASCOM CORP.                               SEL-LEB MARKETING, Inc.
495 River Street                           495 River Street
Paterson, New Jersey 07524                 Paterson, New Jersey  07524
Attn:
Telecopy No.: 201-684-6544

                                           COPY TO:  MARKOWITZ, ROSHCO, AND
                                                     ADELMAN
                                                     666 THIRD AVE.  18th FL
                                                     NEW YORK, NY  10017
                                                     ATTN:  SETH MARKOWITZ

     25. MODIFICATIONS. This Lease constitutes the complete agreement between the parties with respect to the Premises, superseding any prior oral or written representations, agreements or understandings related to this Lease or the Premises.

     26. RIGHTS AND REMEDIES. The failure or either party to enforce any or its rights under this Lease on a particular occasion shall not be construed as a waiver or the right of either party to exercise those rights on any subsequent occasion. The specific remedies to which Landlord or Tenant may resort under this Lease are cumulative and are in addition to all other available legal and equitable rights and remedies. All rights, remedies and obligations under this Lease will survive the expiration or termination of this Lease and Tenant's surrender of the Premises to Landlord, except for Article 43.

     27. SUCCESSION. All of the terms, covenants and conditions of this Lease and any extension, amendment or modification, to this Lease shall inure to the benefit of and be binding upon the respective heirs, administrators, successors and permitted assigns of the parties to this Lease.

     28. WAIVER OF TRIAL BY JURY. The parties hereto waive trail by jury in any action or proceeding brought in connection with this Lease of the Premises.

     29. LIMITATION OF LIABILITY.  See Addendum # 4

     30. GOVERNING LAWS.  This Lease shall be construed in accordance with laws
of the State of New Jersey.   Each party hereto agrees to submit to the
jurisdiction of the courts of the State of New Jersey with respect to any controversy arising out of this Lease.

     31. CORPORATE AUTHORITY.   If Tenant is a corporation, Tenant represents
and warrants that this Lease and the undersigned's execution of this Lease have been duly authorized and approved by the corporation's board or directors. Tenant represents that it is qualified to do business in the State of New Jersey.

     32. RULES OF CONSTRUCTION. Any table of contents, captions, headings and titles in this Lease are solely for convenience or reference and shall not affect its interpretation. This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted. If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or reference shall be drawn from the fact that said words or phrases
were so stricken out or otherwise eliminated.   Each covenant, agreement,
obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, not dependent on any other provision of this Lease. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder or this Lease, or the application of such provision or provisions to person or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     33. INDEPENDENT COUNSEL. Each party to this Lease had the benefit of its own independent legal counsel and neither party relied on the advice or counsel of the other party's legal counsel.

     34. PERFORMANCE OF TENANT'S OBLIGATION. If Tenant shall be in default hereunder, in any respect, beyond the expiration of any notice or cure periods, if any, Landlord may at Landlord's option and without waiving its rights hereunder, cure such default on behalf of Tenant, in such event Tenant shall, promptly upon demand by Landlord, reimburse Landlord for all reasonable and necessary expenses incurred by Landlord in curing such default provided that Landlord has provided Tenant with reasonable documentation of the expenses
incurred by Landlord in curing any such default.   In order to collect such
reimbursement, Landlord shall have all the remedies available under this Lease and/or by law or equity for a default in the payment of rent.

     35. ESTOPPEL CERTIFICATE. Landlord and Tenant agree at any time and from time to time, upon not less than fifteen (15) days' prior request, they shall execute, acknowledge and deliver to each other a statement in writing certifying that this Lease is unmodified (or, in the alternative, that there have been modifications) and in full force and effect if such is in fact the case, and the dates to which the fixed annual rent and other charges have been paid in advance, and if there are any defaults hereunder known by Landlord or Tenant, it being intended that any such statement delivered pursuant to this Section may be relied upon by any prospective purchaser of the fee or mortgagee (fee or leasehold) or any assignee of any mortgagee.

     36. NO OTHER REPRESENTATIONS.   No representations or promises shall be
binding on the parties hereto except those representations and promises contained herein or in some future writing signed by the party making such representation(s) or promise(s).

     37. RECORDATION. Tenant shall not record this Lease or a short form memorandum hereof without the prior written consent of Lessor. If Tenant does record this Lease or a short form memorandum without the prior written consent of Landlord as provided for in this Lease, it shall be considered a default under the Lease entitling the Landlord to terminate the Tenant's occupancy.

     38. RIGHT TO INSPECT AND REPAIR. Landlord may enter the Premises but shall not be obligated to do so (except as required by any specific provision of this Lease) at any reasonable time on reasonable notice to Tenant (except that no notice need be given in case of emergency) for the purpose of inspection or the making of such repairs, replacement or additions, in, to, on and about the Premises or the Building, as Landlord deems necessary or desirable. Tenant shall have no claims or cause of action against Landlord by reason thereof*, Landlord shall take whatever steps are reasonably necessary so as to not interfere with Tenant's use of the Premises, Property and/or Building. *except for the negligence, neglect or willful act of the Landlord or agent contractors or invitees.

     39. RIGHT TO SHOW PREMISES. The Tenant agrees to permit the Landlord's agents, employees or other representatives to show the Premises* to persons wishing to rent or purchase the same, and Tenant agrees that on and after six months next preceding the expiration of the term hereof, the Landlord or the Landlord's agents, employees or other representatives shall have the right to place notices on the front of said Premises or any part thereof, offering the Premises for rent or for sale; and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation provided that the same does not unreasonably interfere with Tenant's use of the Premises. *Upon reasonable notice at reasonable times.

     40. SIGNS. The Tenant shall not place nor allow to be placed any signs of any kind whatsoever, upon, in or about the said Premises or any part thereof, except of a design and structure and in or at such places as may be indicated and consented to by the

Landlord in writing, such consent not to be unreasonably withheld or delayed.
In case the Landlord or the Landlord's agents, employees or representatives shall deem it necessary to remove any such signs in order to paint or make any repairs, alterations or improvements in or upon said Premises or any part thereof, they may be 50 removed, but shall be replaced at the Landlord's expense when the said repairs, alterations or improvements shall have been completed. Any signs permitted by the Landlord shall at all times conform with all municipal ordinances or other laws and regulations applicable thereto.

     41. COMPLIANCE WITH LAWS. Except as otherwise provided herein, the Tenant shall promptly comply with all laws, ordinances, rules, regulations, requirements and directives of the Federal, State and Municipal Governments or Public Authorities and of all their departments, bureaus and subdivisions (collectively "Laws") applicable to and affecting the said Premises, but only if Tenant has altered the design or construction of the Building or if such compliance arises solely out of Tenant's use and occupancy of the Premises other than as permitted hereunder; Tenant shall promptly comply with all orders, regulations, requirements and directives of the Board of Fire Underwriters or similar authority and of any insurance companies which have issued or are about to issue policies of insurance covering the said Premises and its contents, for the prevention of fire or other casualty, damage or injury.

     42. INDUSTRIAL SITE RECOVERY ACT. *** Tenant acknowledges the existence of environmental laws, rules and regulations, including but not limited to the provisions of ISRA, as hereinafter defined. Tenant shall comply with any and all such laws, rules and regulations. Tenant represents to Landlord that Tenant's Standard Industrial Classification ("SIC") Number as designated in the Standard Industrial Classifications Manual prepared by the Office of Management and Budget in the Executive Office of the President of the United States will not subject the Premises to ISRA applicability. Any change by Tenant to an operation with a SIC Number subject to ISRA shall require Landlord's written consent. Any such proposed change shall be sent in writing to Landlord sixty
(60) days prior to the proposed change. Landlord, at its sole option, may deny consent.

     Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to make such applications as Landlord reasonably requires to assure compliance with ISRA. As used in this Lease, ISRA compliance shall include applications for determinations of nonapplicability by the appropriate governmental



-----------------------
*** Landlord agrees that the Tenant shall have no responsibility for any pre-existing conditions nor any environmental conditions caused by any Landlord, Tenant, or other previous occupants of the building.

authority. The foregoing undertaking shall survive the termination or sooner expiration of the Lease and surrender of the Demised Premises and shall also survive sale, or lease or assignment of the Demised Premises by Landlord.
Tenant agrees to indemnify and hold Landlord harmless from any violation of ISRA occasioned solely by Tenant's use of the Demised Premises. The Tenant shall immediately provide the Landlord with copies of all correspondence, reports, notices, orders, findings, declarations and other materials pertinent to the Tenant's compliance and the requirements of the New Jersey Department of Environmental Protection ("NJDEP") under ISRA as they are issued or received by the Tenant.

     Except as otherwise provided in this Lease, Tenant agrees, not to generate, store, manufacture, refine, transport, treat, dispose of or otherwise permit to be present on or about the Premises, any Hazardous Substances. As used herein, Hazardous Substances shall be defined as any "hazardous chemical", "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601, et seq.), the New Jersey Environmental Cleanup Responsibility Act, as amended (N.J.S.A. 13:lK-6, et seq.) (~ISRA"), the New Jersey Spill Compensation and Control Act, as amended (N.J.S.A. 58:l0-23.llb, et seq.), any rules or regulations promulgated thereunder, or in any other applicable federal, state or local law, rule or regulation dealing with environmental protection. It is understood and agreed that the provisions contained in this Section shall be applicable notwithstanding the fact that any substance shall not be deemed to be a Hazardous Substance at the time of its use by the Tenant but shall thereafter be deemed to be a Hazardous Substance.

     Tenant agrees to indemnify and hold harmless the Landlord and each mortgagee of the Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including the reasonable fees and expenses of counsel) which shall be incurred by the Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating to or arising out of any breach by Tenant of the undertakings set forth in this Section, said indemnity to survive the Lease expiration or sooner termination.

     43. EDA APPROVAL OF TENANT.   Tenant acknowledges that Landlord has
advised Tenant that there presently exists on the Building a mortgage granted by the New Jersey Economic Development Authority (the "EDA"), and pursuant to the terms of said mortgage, all new tenants must be approved by the EDA ("EDA Approval") prior to tile effective date of any lease. Tenant agrees upon execution of this Lease to complete and deliver to Landlord the EDA Project
Occupant Application (the "Application").   Upon delivery of same to Landlord,
Landlord agrees to submit same, together with a copy of the Lease, to the EDA for approval. This Lease and the obligations of Landlord and Tenant hereunder shall be subject to

Tenant being approved by the EDA within ninety (90) days of the date Tenant delivers the Application to Landlord. In the event Tenant is not approved within the ninety (90) day period, Landlord or Tenant shall have the right to terminate this Lease upon five (5) days' prior written notice. If this Lease is terminated pursuant to the immediately preceding sentence, Tenant shall have two hundred seventy (270) days to vacate the Building. If this Lease is not terminated within the ninety (90) day period provided for in this Section 43, Landlord will be deemed to have waived its right to terminate pursuant to this
Section 43.  See addendum # 2.

     IN WITNESS WHEREOF, each party has caused this Lease to be executed as of the date set forth above.

Witnesses:

                                                      By: /s/ Fred Greenberg
------------------------                                 ----------------------
________________________                                                  Title
     As to Landlord


                                                      ("Tenant")


                                                      By: /s/ Jan S. Mirsky
-------------------------                                -----------------------
_________________________                               Executive Vice President
     As to Tenant

                                     ADDENDUM # 1
                    TO LEASE AGREEMENT BETWEEN BASCOM CORPORATION
                             AND SEL-LEB MARKETING, INC.

The second floor Office Space is leased totally to the Tenant except the Office in the South West corner, the reception area for that office and access to the stairwell in the South West corner. The door from this office to the general area will be removed and replaced with a wall finished on both sides. A permanent partition will be erected at the end of the hallway by the Ladies Room approximately 6 feet from outside wall of the building. It will contain a solid door and be part of the leased space. Tenant will allow access to toilet space only between 9:00 AM and 5:00 PM weekdays to Landlord. This door will also operate as a Fire Exit for Tenant. There are 34 exclusive parking spaces directly in front of the building for Tenant. This parking lot is exclusively for and maintained by Tenant except for the 4 parking spaces which are presently marked Reserved which are used by the Landlord.


                                     ADDENDUM #2

It is agreed that this lease is subject to approval of a Business Employee Incentive Program grant by the New Jersey Economic Development Authority Board.


                                     ADDENDUM #3

OPTION TO RENEW:    Tenant shall have the option to renew this lease for one (1)
successive term of Twenty-Four (24) months, the renewal Lease term commencing upon expiration of the initial Lease term and ending on April 1, 2005. All the terms and conditions applicable to the initial Lease term shall also prevail during the renewal Lease term(s) except that the fixed monthly base rental for the renewal Lease term shall be at $6.00 per Sq. Ft. including taxes. The renewal option shall be exercisable by notice to Landlord received at least one hundred eighty (180) days prior to the end of the then-current term, so long as Tenant is not then or at commencement of the renewal term in default hereunder.


                                     ADDENDUM #4

Landlord and the individual partners or stockholders of the entity constituting Landlord or any successor thereto shall be under no personal liability with respect to any of the provisions of the Lease, and if Landlord is in breach or default with respect to its obligations or otherwise under this Lease, Tenant shall look solely to the equity of Landlord in the Demised Premises for the satisfaction of Tenant's remedies. It is expressly understood and agreed that Landlord's obligations of this lease shall in no event exceed the loss of its equity in the Property.


Tenant and the individual partners or stockholders of the entity constituting Tenant or any successor thereto shall be under no personal liability with respect to any of the provisions of the Lease, and if Tenant is in breach or default with respect to its obligations or otherwise under the Lease, Landlord shall look solely to the equity of Tenant in the Demised Premises for the satisfaction of Landlord's remedies. It is expressly understood and agreed that Tenant's obligations of this Lease shall in no event exceed the loss of its equity in the Property.

                                                                       EXHIBIT A




                             [Floor Plan Graphic Omitted]

BASCOM
CORPORATION




                                 LETTER OF AGREEMENT


TENANT AGREES TO PURCHASE DRIVE IN PALLET RACK SYSTEM FOR $100,000.00 TO BE PAID FOR IN THE FOLLOWING MANNER:

                        $33,333.00            ON APRIL 1, 1997
                        $33,333.00          ON OCTOBER 1, 1997
                        $33,333.00            ON APRIL 1, 1998

TENANT FURTHER AGREES TO PURCHASE MISCELLANEOUS OFFICE EQUIPMENT (SCHEDULE TO BE CREATED), FOR THE SUM OF $10,000.00.

TITLE FOR THE EQUIPMENT WILL PASS UPON PRESENTATION OF UEZ CERTIFICATE FROM TENANT.

BASCOM
CORPORATION



CONTRACTUAL AGREEMENT BETWEEN SEL-LEB MARKETING, INC. AND BASCOM CORPORATION.


THIS AGREEMENT SUPERSEDES LEASE DATED FEBRUARY 5, 1997.




The intent and agreement by both the Landlord and Tenant to enter into this Contractual Agreement which supersedes Paragraph 43 of the attached written Lease and Addendum # 2 both parties recognize that there is language in the Lease stating the Lease is the complete agreement. This letter supersedes that language.

The Tenant will be bound by this lease even if he does not receive approval or obtain a New Jersey Business Employer Incentive Program grant. Landlord agrees to be bound by this lease even if he does not receive approval from the Economic Development Authority to lease the space to the Tenant.

BASCOM
CORPORATION



                            RENTAL SCHEDULE - 50,570 SQ. FT.

                               Cost per
                MONTHLY RENT    Sq. Ft.       TAXES       YEARLY NET     YEARLY GROSS

YEAR       1   $   8,310.00    $   1.97      $4,910.00    $ 99,744.00   $ 150,000.00
YEAR       2   $   8,310.00    $   1.97      $4,910.00    $ 99,744.00   $ 150,000.00
YEAR       3   $  16,476.00    $   3.91      $4,190.00    $197,430.00   $ 248,000.00
YEAR       4   $  20,643.00    $   4.90      $4,190.00    $247,716.00   $ 298,000.00
YEAR       5   $  20,643.00    $   4.90      $4,190.00    $247,716.00   $ 298,000.00